Exhibit 99.2

Investor Contact:

Amy Glynn / Nick Laudico
The Ruth Group
Phone:	(646) 536-7023 / 7030
Email:	aglynn@theruthgroup.com
Email:	nlaudico@theruthgroup.com

Addus HomeCare Names Daniel Schwartz Chief Operating Officer

Established Healthcare Executive with 20+ Years of Industry Experience

Palatine, IL, January 5, 2011 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, announced today the appointment of Daniel Schwartz as Chief Operating Officer, effective January 19, 2011.

Mark Heaney, President and Chief Executive Officer of Addus HomeCare, stated, “We are very excited to have Daniel join our executive team. With 15 years of operational experience at Sunrise Senior Living, a NYSE-traded senior living company with revenues of approximately $1.4 billion in 2009, and proven success in a decentralized, multi-site business serving seniors, Daniel will be responsible for improving profitability and driving growth in our Home & Community Services and Home Health Divisions, and helping to realize the full potential of our integrated model. The COO role is a new and important addition to Addus. With this addition, and our recent appointment of a new CFO, we have significantly expanded the breadth and experience of our executive management team, which is intended to bolster our long-term growth.

Schwartz joins Addus with more than 20 years of experience across a broad range of healthcare operations, including assisted living, senior housing, skilled nursing, and home health care. For the past 15 years, Schwartz has held positions of increasing responsibility at Sunrise Senior Living. Most recently, Schwartz served as Senior Vice President of North American Operations at Sunrise, where he oversaw the assisted living community operations in the U.S. and Canada and had full P&L responsibility for North America, which included 400 communities and more than 32,000 employees. Throughout his career at Sunrise, Schwartz successfully increased profitability of the units for which he was responsible. Schwartz began his career at Life Care Services Corporation, a leading developer and manager of senior living communities, in 1990.

Schwartz earned both his Masters of Health Care Administration and Bachelor of Arts, Psychology from The George Washington University. Schwartz is a founding member of the Indiana Assisted Living Association and the National Associated for Private Duty Home Care, and a founding Board member of the Pennsylvania Assisted Living Association.

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010, in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 10, 2010, and in Addus HomeCare’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2010, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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